Exhibit 99.1

Press Release – For Immediate Release

April 23, 2026

Muncy Columbia Financial Corporation Declares Stock Split

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), announced that on April 23, 2026, the Corporation’s Board of Directors declared a three-for-one stock split on its outstanding shares of common stock.

Stock Split

On April 23, 2026, the Corporation’s Board of Directors declared a three-for-one stock split in the form of a 200% stock dividend on its outstanding shares of common stock. Each shareholder of record as of the close of business on May 7, 2026 will receive two additional shares of common stock for each share then held, to be distributed after the close of business on May 14, 2026. Based on the number of shares currently outstanding, the Corporation will have 10,612,227 shares of common stock issued and outstanding, net of treasury shares, on a split-adjusted basis.

"We are very pleased with our recent financial performance and are happy to recognize and reward our shareholders with this three-for-one stock split," stated Lance O. Diehl, President and CEO. "The additional shares issued will allow for increased liquidity and daily trading volumes as well as greater participation of existing shareholders at value prices,” Diehl explained.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.